SOFTWARE PUBLISHING CORPORATION

                             1987 STOCK OPTION PLAN
                      (as amended through December 27, 1996)

     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean a Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

     (e) "Common Stock" shall mean, prior to 12:00 noon on December 27, 1996, the Common Stock, $.001 par value, of Software Publishing Corporation and commencing at 12:00 noon on December 27, 1996 and thereafter, the Common Stock, $.001 par value of Allegro New Media, Inc.

     (f) "Company" shall mean, prior to 12:00 noon on December 27, 1996, Software Publishing Corporation, a Delaware corporation and commencing at 12:00 noon on December 27, 1996 and thereafter, Allegro New Media, Inc., a Delaware corporation.

     (g) "Consultant" shall mean any person who is engaged by the Company or any Parent or any Subsidiary to render consulting services and is compensated for such consulting services; provided that for so long as the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act, the term Consultant shall not include Directors.

     (h) "Continuous Status as an Employee, Consultant or Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Director. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.


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     (i) "Director" shall mean a member of the Board.

     (j) "Disinterested Person" shall mean a "disinterested person" as defined in Rule 16b-3 (or any comparable successor rule) promulgated under the Exchange Act and as interpreted by the Securities and Exchange Commission.

     (k) "Employee" shall mean any person, including officers and directors, employed at least twenty (20) hours per week by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

     (n) "Inside Director" shall mean a Director who is an Employee.

     (o) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

     (p) "Officer" shall mean an officer of the Company within the meaning of the rules and regulations promulgated under Section 16 of the Exchange Act.

     (q) "Option" shall mean a stock option granted pursuant to the Plan.

     (r) "Optioned Stock" shall mean the Common Stock subject to an Option.

     (s) "Optionee" shall mean an Employee or Consultant who receives an Option.

     (t) "Outside Director" shall mean a Director who is not an Employee.

     (u) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (v) "Plan" shall mean this 1987 Stock Option Plan.

     (w) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

     (x) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Code.


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     3. Stock  Subject to the Plan.  Subject to the  provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is, prior to 12:00 noon on December 27, 1996, 1,275,000 Shares of Common Stock and, commencing at 12:00 noon on December 27, 1996 and thereafter, 341,763 Shares of Common Stock. Of such Shares, the maximum aggregate number which may be subject to Options granted to Outside Directors is, prior to 12:00 noon on December 27, 1996, 127,500 Shares and, commencing at 12:00 noon on December 27, 1996 and thereafter, 34,176 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     4. Administration of the Plan.

     (a) Composition of Administrator.

     (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan ("Rule 16b-3"), and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws, Delaware corporate law and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to Directors, Officers who are not Directors and Employees who are neither Directors nor Officers.

     (ii) Administration with Respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and (II) in such a manner as to satisfy the Applicable Laws.

     (iii) Administration with Respect to Outside Directors. With respect to grants of Options to Outside Directors of the Company, the Plan shall be administered strictly in accordance with the provisions of Section 4(b).

     (iv) Administration with Respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

     (v) General.  Once a Committee  has been  appointed  pursuant to subsection
(ii) or (iv) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan.

     (b) Automatic Grant Formula.

     (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

     (ii) Each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (the "First Option") upon the later to occur of (x) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (y) the date on which a person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy; provided, however, that no such First Option shall be granted to any Outside Director if such Outside Director has been or is automatically granted an Option to purchase 15,000 Shares (a "1985 Plan Option") during the same fiscal year of the Company pursuant to Section 4(a)(ii)(C)(II)(aa) of the Company's 1985 Incentive Stock Option Plan (the "1985 Option Plan").

     (iii) After an Outside Director has been granted the First Option or a 1985 Plan Option (as the case may be), such Outside Director shall thereafter be automatically granted an Option to purchase 15,000 Shares (a "Subsequent Option") on the first day of each fiscal year of the Company occurring after the grant date of such Outside Director's First Option or 1985 Plan Option (as the case may be); provided, however, that if any Outside Director has been or is automatically granted an Option to purchase Shares (a "Subsequent 1985 Plan Option") on an automatic grant date pursuant to Section 4(a)(ii)(C)(II)(bb) of the 1985 Option Plan, then on such automatic grant date such Outside Director shall be granted a Subsequent Option hereunder to purchase that number of Shares determined by subtracting the number of Shares covered by the Subsequent 1985 Plan Option from 15,000.

     (iv) Notwithstanding the provisions of subparagraphs (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options to Outside Directors plus Shares previously purchased upon exercise of Options by Outside Directors to exceed the Pool (as defined in Section 3 hereof), then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant to Outside Directors by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant to Outside Directors through action of the stockholders to increase the number of Shares which may be granted to Outside Directors or through cancellation or expiration of Options previously granted to Outside Directors hereunder.

     (v) The terms of an Option granted to an Outside Director shall be as follows:

     (A) the term of the Option shall be seven (7) years.

     (B) the Option shall be exercisable only while the Director remains a Director of the Company, except as set forth in Sections 9(c) and 9(d) hereof.

     (C) the exercise price per Share shall comply with Section 8(a) hereof, but shall in no event be less than 100% of the fair market value per Share on the date of grant of the Option.

     (D) the Option shall be exercisable cumulatively to the extent of 1/8 (12.5%) of the Shares subject to the Option at the end of each six-month period which has expired after the commencement of vesting date of the Option. Such date is determined by the Administrator and stated in each Optionee's agreement.

     (vi)  Effective at 12:00 noon on December 27, 1996,  the provisions of this
Section 4(b) shall terminate and no further grants shall be made hereunder.

     (c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such a Committee, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (d) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility.

     (a) Nonstatutory Stock Options may be granted only to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

     (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

     (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

     (e) Notwithstanding the above, the number of Shares subject to an Option granted to an Outside Director and the terms thereof shall be subject to the limitations set forth in Section 4(b) hereof.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of November 16, 1987 or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option.  The term of each  Incentive  Stock Option shall be five
(5) years from the date of grant  thereof or such other term not  exceeding  ten
(10) years as may be provided in the Incentive Stock Option Agreement. The term of each Nonstatutory Stock Option shall be five (5) years from the date of grant thereof or such other term not exceeding ten (10) years and one (1) day as may be provided in the Nonstatutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is a Nonstatutory Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

     8. Exercise Price and Consideration.

     (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

     (i) In the case of an Incentive Stock Option

     (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

     (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

     (ii) In the case of a Nonstatutory Stock Option

     (A) granted to a person who at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

     (B) granted to an Outside Director, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

     (C) granted to any person, the per Share exercise price shall be no less than 50% of the fair market value per Share on the date of grant.

     (b) Fair Market Value. The fair market value shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in the Wall Street Journal.

     (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 152 and 153 of the Delaware General Corporation Law. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 143 of the Delaware General Corporation Law).

     9. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof is obtained.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

     Notwithstanding the provisions of the foregoing paragraph, subject to the consent of the Company, an Option having a per Share exercise price which is below the fair market value per Share on the date of exercise may be exercised by delivery to the Company in accordance with the terms of the Option of a written notice of such exercise and written instructions to the Company to sell the Shares with respect to which the Option is exercised and to retain all or a portion of the proceeds of such sale in full payment for such Shares.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as an Employee, Consultant or Director. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. Options granted to Outside Directors shall terminate immediately upon cessation of service as a Director.

     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) Death of Optionee. In the event of the death of an Optionee:

     (i) during the term of the Option who is at the time of his death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Consultant or Director six (6) months after the date of death, subject to the limitation set forth in Section 5(b); or

     (ii) if an Employee or Consultant, within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     (e) Leaves of Absence. In the event a leave of absence of thirty days or fewer is taken by an Optionee, vesting on any Options held by such Optionee will continue as if the Optionee had remained at work with the Company during such period. In the event of a leave of absence of more than thirty days is taken by an Optionee, vesting on any Options held by such Optionee shall cease as of the thirty-first day of such leave of absence and shall recommence at the time of such Optionee's return to work at the Company, unless specifically provided otherwise in the Option Agreement or by the Administrator in its discretion.

     (f) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with the applicable provisions of Rule 16b-3 and the stock option agreements relating to such options shall contain such additional conditions or restrictions as may be required to be contained in such agreements to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     (g) Stock Withholding to Satisfy Withholding Tax Obligation. When an Optionee incurs tax liability in connection with the exercise of an Option, which tax liability is subject to tax withholding under applicable tax laws, and is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. The fair market value of the Shares to be withheld shall be the closing price of the Common Stock on the NASDAQ National Market System or a stock exchange on the date that the amount of tax to be withheld is to be determined (the "Tax Date"), as reported in the Wall Street Journal.

     All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Company and shall be subject to the following restrictions:

     (i) the election must be made on or prior to the applicable Tax Date;

     (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

     (iii) all elections shall be subject to the consent or disapproval of the Administrator;

     (iv) if the Optionee is an Officer, Director or other person whose transactions in the Company's Common Stock are subject to Section 16(b) of the Exchange Act (collectively "Insiders"), the election may not be made within six months of the date of grant of the Option; provided, however, that this limitation shall not apply in the event that death or disability of the Optionee occurs prior to the expiration of the six-month period; and

     (v) if the Optionee is an Insider, the election must be made either six months prior to the Tax Date (as determined in accordance with Section 83 of the Code) or in the 10-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings.

     In the event the election to have Shares withheld is made by an Optionee who is an Insider and the Tax Date is deferred until six months after exercise of the Option because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 10.

     11. Adjustments Upon Changes in Capitalization or Merger.

     (a) Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     (d) Change of Control. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, either or both or neither of (i) or
(ii) of the acceleration and valuation provisions that follow shall apply, as the Board, in its discretion, shall determine prior to such Change of Control. Neither the Board nor any person shall have any discretion with respect to the application of (iii):

     (i) Any Options outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

     (ii) To the extent that they are exercisable and vested, all outstanding Options, unless otherwise determined by the Board at or after grant, shall be terminated in exchange for a cash payment at the Change in Control Price, reduced by the exercise price applicable to such Options. These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

     (iii) In the case of  Options  granted  to Outside  Directors  pursuant  to
Section 4(b), the provisions of (d)(i) and (d)(ii) of this section shall apply to such Options.

     (e) Definition of "Change in Control". For purposes of this Section 11, a "Change in Control" means the happening of any of the following:

     (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

     (ii) The occurrence of a transaction requiring stockholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

     (f) Change in Control Price. For purposes of this Section 11, "Change in Control Price" shall be, as determined by the Board, (i) the highest closing sale price of a Share of Common Stock as reported by the NASDAQ National Market System and as appearing in the Wall Street Journal (or, in the event the Common Stock is listed on a stock exchange, the highest closing price as reported in the Wall Street Journal or such other source of composite quotations as the Board deems reliable), at any time within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option; provided, however, that the date of grant of automatic grants of Options to Outside Directors shall be the date determined in accordance with Section 4(b)(ii) or (iii) hereof. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section 17 of the Plan:

     (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

     (ii) any change in the designation of the class of persons eligible to be granted Options; or

     (iii) if the  Company  has a class of equity  securities  registered  under
Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Administrator shall approve.

     17. Stockholder Approval.

     (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such stockholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422A of the Code.

     (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

     (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

     (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

     18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

     19. Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted hereunder to, and of the purchase of Shares upon exercise of Options by, Officers and Directors shall comply with the applicable provisions of Rule 16b-3 with respect to discretionary plans to the extent that such provisions are required to be contained in the Plan or the stock option agreements. This Plan shall be deemed to contain, and the stock option agreements relating to such Options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions (if any) as may be required by Rule 16b-3 (as it applies to discretionary plans) to be contained in the Plan or such agreements in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     20. Limitation on Options Granted to Employees. The following limitations shall apply to grants of Options to Employees:

     (i) In any fiscal year of the Company, no Employee shall be granted, prior to 12:00 noon on December 27, 1996, Options to purchase more than 250,000 Shares and, commencing at 12:00 noon on December 27, 1996 and thereafter, Options to purchase more than 67,012 Shares.

     (ii) In connection with his or her initial employment prior to 12:00 noon on December 27, 1996, an Employee may be granted Options to purchase up to an additional 250,000 Shares and, in connection with such employment commencing at 12:00 noon on December 27, 1996 and thereafter, Options to purchase up to an additional 67,012 Shares, which Options shall not count against the limit set forth in Section 20(i) above.

     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11 hereof.

     (iv) If an Option is cancelled (other than in connection with a transaction described in Section 11 hereof), the cancelled Option will be counted against the limit set forth in this Section 20. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.